Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169433

KKR & CO. L.P.
SUPPLEMENT NO. 5 TO
PROSPECTUS DATED
OCTOBER 1, 2010
THE DATE OF THIS SUPPLEMENT IS MARCH 14, 2011

On March 14, 2011, KKR & Co. L.P. filed the attached Current Report on Form 8-K, certain portions of which were furnished rather than filed and accordingly have been intentionally omitted.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patricia F. Russo as Director

On March 14, 2011, Patricia F. Russo was appointed to the Board of Directors of KKR Management LLC, the managing partner of KKR & Co. L.P., and its Conflicts Committee, effective April 15, 2011.

Ms. Russo will receive the standard independent director compensation arrangement, consisting of a prorated annual cash retainer of $75,000 for independent directors.  Ms. Russo has also entered into an indemnification agreement with KKR Management LLC and KKR & Co. L.P.

A copy of the press release announcing the appointment of Ms. Russo to the Board of Directors of KKR Management LLC is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By: KKR Management LLC, its general partner

Date: March 14, 2011	By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: General Counsel